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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Source Interlink Companies, Inc.
Bonita Springs, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 12, 2004, relating to the consolidated financial statements and financial statement schedule of Source Interlink Companies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2004.




Chicago, Illinois
March 15, 2005